CONSENT OF INDEPENDENT AUDITORS

The Income Fund of America, Inc.
We consent to (a) the use in this Post-Effective Amendment No. 47 to Registration Statement No. 2-33371 on Form N-1A of our report dated August 30, 1996 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement, (b) the references to us under the heading "General Information" in such Statement of Additional Information and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
November 25, 1996
Los Angeles, California


                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 29th day of November , 1996.

                          THE INCOME FUND OF AMERICA, INC.
                          By /s/ Patrick F. Quan
                          Patrick F. Quan, Secretary

ATTEST:
/s/ Louise M. Pescetta
Louise M. Pescetta

     Pursuant to the requirements of the Securities Act of 1933, this amendment
to its registration statement has been signed below on November   29 , 1996 by
the following persons in the capacities indicated.

         Signature                                            Title



(1)      Principal Executive Officer:                         President



         /s/ Janet A. McKinley

         (Janet A. McKinley)



(2)      Principal Financial Officer and

         Principal Accounting Officer:                        Treasurer



         /s/ Mary C. Hall

         (Mary C. Hall)



(3)      Directors:



         Robert A. Fox*                                       Director

         Roberta L. Hazard*                                   Director

         Richard H. M. Holmes*                                Director

         Leonade D. Jones*                                    Director

         John G. McDonald*                                    Director

         Theodore D. Nierenberg*                              Director



         /s/ James W. Ratzlaff                                Director

         (James W. Ratzlaff)



         Henry E. Riggs*                                      Director

         Walter P. Stern*                                     Chairman

         Patricia K. Woolf*                                   Director


*By /s/ Patrick F. Quan
 Patrick F. Quan, Attorney-in-Fact
  Counsel reports that the amendment does not contain disclosures that would make the amendment ineligible for effectiveness under the provisions of Rule 485(b).
      /s/ Michele Y. Yang
      Michele Y. Yang, Counsel